SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 20, 2002

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Algonquin Road, Elk Grove Township, Illinois	60007
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (847) 700-4000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.             OTHER EVENTS.

The Board of Directors of UAL Corporation ("UAL"), its Labor Committee and the Master Executive Council of the Air Line Pilots Association, International ("ALPA") approved today the terms of the pilots' and the salaried and management employees' participation in UAL's financial recovery program. Terms of the pilots' participation will be submitted for ratification to the United pilots that are members of ALPA.

In connection with the pilots' participation in UAL's financial recovery program, UAL and ALPA agreed to amend the United pilot collective bargaining agreement (the "Pilot Agreement") to provide for a reduction of the pilots' hourly pay rates by 10% on the date the pilots' participation becomes effective (the "Effective Date") and the cancelation of the increases in hourly pay rates scheduled for May 1, 2003 and May 1, 2004, which are to be replaced with a 7.0% increase on the first anniversary of the Effective Date, an 8.0% increase on the second anniversary of the Effective Date and an 8.6% increase on the third anniversary of the Effective Date. In addition, the term of the Pilot Agreement will be extended to the date immediately following the third anniversary of the Effective Date. Over the three-year period following the Effective Date, the savings to UAL resulting from the pilots' new pay rates are estimated to be approximately $520 million. *

On the Effective Date, United pilots that are members of ALPA will also be granted options to acquire UAL common stock corresponding to 9.75% of the fully diluted common equity of UAL. The exercise price for these options will be equal to the average closing price of the UAL common stock during the 30 consecutive trading days commencing 60 days prior to the ratification by the ALPA members of their participation in UAL's financial recovery program. The options will be exercisable for a period of 10 years from the date of grant and will vest in three equal installments on the date of grant, the first anniversary and the second anniversary of that date.

As part of the pilots' participation in UAL's financial recovery program, the Board of Directors of UAL and the Master Executive Council of ALPA also approved certain other amendments to the Pilot Agreement, including an amendment that will allow the planned growth of usage of regional jets by United express carriers to continue, as well as the settlement of certain outstanding ALPA grievances. Furthermore, UAL and ALPA agreed to adopt specified provisions designed to protect United pilots in the event of an acquisition of control or assets of a domestic air carrier by United during the four-year period following the Effective Date. In addition, UAL and ALPA agreed to work together to develop a mutually acceptable agreement that will allow United to implement a possible code share program with US Airways.

Furthermore, as part of the pilots' participation in UAL's financial recovery program, UAL has agreed to amend the UAL ESOP plans upon ALPA's request, and with the consent of the International Association of Machinists and Aerospace Workers, to permit all ESOP participants to diversify, beginning on July 1, 2004, up to a maximum of 50% (in annual increments of up to 10%) of their ESOP holdings into other investment options under the ESOP plans. It is currently expected that the diversification levels will be substantially lower than the maximum percentages mentioned in the preceding sentence.

The participation of the ALPA members in UAL's financial recovery program is subject to the satisfaction of certain conditions, including the closing of a loan facility for United guaranteed in substantial part by the Air Transportation Stabilization Board, the equitable and meaningful participation in UAL's financial recovery program by UAL's other labor groups, the ratification of the terms of the pilots' participation by the ALPA members and conditions relating to liquidity and the implementation of a program regarding the reduction of the non-labor operating costs of United.

The Board of Directors of UAL has also approved the terms of the participation of the salaried and management employees in UAL's financial recovery program. The terms of such participation include a 5% wage reduction with effect as of the effective date of such participation and the cancelation of the wage increase that was scheduled for April 1, 2002, which will be replaced with performance-based increases in 2003 and beyond. Over the three-year period following the effective date of the salaried and management employees' participation in UAL's financial recovery program, the savings to UAL resulting from the wage reduction for such employees are estimated to be approximately $430 million. *

As part of their participation in UAL's financial recovery program, on the effective date of such participation, salaried and management employees will be granted options to acquire UAL common stock corresponding to 8.1% of the fully diluted common equity of UAL. The exercise price, exercise period and vesting of these options will be as described above for the options to be granted to ALPA members. The total number of options, each exercisable into one share of UAL common stock, to be granted to the ALPA members and the salaried and management employees as part of their participation in UAL's financial recovery program will amount to approximately 27.2 million, subject to specified antidilution provisions. A portion of the shares to be issued upon exercise of the options will be treasury shares.

The participation of the salaried and management employees in UAL's financial recovery program is subject to the participation of the ALPA members in such program.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The information marked with an asterisk is forward looking and involves risks and uncertainties that could result in actual results differing materially from expected results. Forward-looking statements represent the company's expectations and beliefs concerning future events, based on information available to the company at the date of this filing. Some factors that could significantly impact estimated cost savings include, without limitation, the economy and the demand for air travel; the ability to reduce operating costs and conserve financial resources, taking into account increased costs incurred as a consequence of the September 11 terrorist attacks to the company; the higher costs associated with new airline security directives and any other increased regulation of air carriers; the significantly higher costs of aircraft insurance coverage for future claims caused by acts of war, terrorism, sabotage, hijacking and other similar perils, and the extent to which such insurance will continue to be available; the ability to raise and the cost of financing in light of the September 11 events and the possibility of any further credit downgrades to the company; the cost of crude oil and jet fuel; the airline pricing environment; industry capacity decisions; competitors' route decisions; the satisfaction of the conditions to the pilots' or the management and salaried employees' participation in the company's financial recovery program; the success of the company's cost-reduction efforts; the success of the company's implementation of its financial recovery plan; results of union contract negotiations and cost-reduction discussions and their impact on labor costs and operations; actions of the U.S., foreign and local governments; foreign currency exchange-rate fluctuations; the economic environment of the airline industry and the economic environment in general.

Investors should not place undue reliance on the forward-looking information contained herein, which speaks only as of the date of this filing. The company disclaims any intent or obligation to update or alter any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ITEM 7.             FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.          Description

       99.1          Press Release issued June 20, 2002 (incorporated by reference in this Form 8-K)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Francesca M. Maher
Name:	Francesca M. Maher
Title:	Senior Vice President, General
Counsel and Secretary

Dated:  June 20, 2002